Exhibit 10.1

AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT

This Amendment to the Investment Management Trust Agreement (this “Amendment”) is made effective as of February 28, 2023 by and between Freedom Acquisition I Corp., a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in that certain Investment Management Trust Agreement, dated as of February 25, 2021, by and between the Company and the Trustee (the “Trust Agreement”).

WHEREAS, a total of $345,000,000 was placed in the Trust Account from the Offering and sale of private warrants;

WHEREAS, the third recital to the Trust Agreement provides that, as described in the Prospectus, $300,000,000 of the gross proceeds of the Offering and sale of the Private Placement Warrants (as defined in the Underwriting Agreement) (or $345,000,000 if the Underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Ordinary Shares included in the Units issued in the Offering as hereinafter provided (the amount to be delivered to the Trustee (and any interest subsequently earned thereon) is referred to herein as the “Property,” the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders and the Company will be referred to together as the “Beneficiaries”);

WHEREAS, Section 6(c) of the Trust Agreement provides that certain sections of the Trust Agreement may only be amended with the affirmative vote of holders of sixty-five percent (65%) of the votes cast of the then outstanding Ordinary Shares and Class B ordinary shares, par value $0.0001 per share, of the Company, voting together as a single class (the “Consent of the Shareholders”);

WHEREAS, the Company obtained the Consent of the Shareholders to approve this Amendment; and

WHEREAS, each of the Company and Trustee desire to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendments to Trust Agreement.

(a) The third recital to the Trust Agreement is hereby amended and restated as follows:

“WHEREAS, (i) as described in the Prospectus, $300,000,000 of the gross proceeds of the Offering and sale of the Private Placement Warrants (as defined in the Underwriting Agreement) (or $345,000,000 if the Underwriters’ over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the Ordinary Shares included in the Units issued in the Offering as hereinafter provided and (ii) in connection with a three (3) month extension (from March 2, 2023 to June 2, 2023) to consummate the Business Combination, a deposit of the lesser of (i) $0.12 for each public Ordinary Share that was not redeemed in connection with the Extraordinary General Meeting of the Company’s shareholders (the “Extraordinary General Meeting”) held on February 28, 2023, or on such other date to which such meeting was postponed or adjourned, as applicable, in connection therewith, and (ii) $1,200,000 in connection with a three (3) month extension from March 2, 2023 to June 2, 2023 (the “Deadline”) shall be delivered to the Trustee to be deposited and held in the Trust Account, and thereafter to extend the Deadline up to three (3) times by an additional one month each time (or up to September 2, 2023) by depositing into the Trust Account the lesser of (i) $0.04 for each public Ordinary Share that was not redeemed in connection with the Extraordinary General Meeting in connection therewith and (ii) $400,000 for each additional one month (the amounts to be delivered to the Trustee (and any interest subsequently earned thereon) are referred to herein as the “Property,” the shareholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Shareholders,” and the Public Shareholders and the Company will be referred to together as the “Beneficiaries”);”.

(b) Section 1(i) is hereby amended and restated as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with the terms of, a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, President, Executive Vice President, Vice President, Secretary or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of Exhibit A, acknowledged and agreed to by the Representative, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and, in the case of Exhibit B, less up to $100,000 of interest income to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is the later of (i) 27 months after the closing of the Offering (June 2, 2023); provided, however, that such date may be extended thereafter up to three (3) times by an additional one (1) month each time (or up to September 2, 2023) and (ii) such later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account (less taxes payable and up to $100,000 of interest income to pay dissolution expenses), shall be distributed to the Public Shareholders of record as of such date;”.

2. Miscellaneous.

(a) This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

(b) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(c) This Amendment is the joint product of the Trustee and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(d) This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Amendment by facsimile or electronic transmission shall constitute valid and sufficient delivery thereof.

(e) Except as specified herein, no party to this Amendment may assign its rights or delegate its obligations hereunder to any other person or entity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name: Francis Wolf
Title: Vice President

FREEDOM ACQUISITION I CORP.

By:	/s/ Adam Gishen
Name: Adam Gishen
Title: Chief Executive Officer

[Signature Page to Amendment to Investment Management Trust Agreement]